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                                                                    Exhibit 10.3

                      AGREEMENT TO PURCHASE PUBLIC COMPANY

     THIS AGREEMENT, made in Nanuet, New York, on December 17, 1993, between CVT CORPORATION OF AMERICA, a New York public company with a registered address of 701 Pelham Road, Unit #1-F, New Rochelle, New York 10805, represented by and with full authorization by Mr. Bernard C. Stritt [President and Chairman] (hereafter referred to as the "Seller" and "First Party"), and, STUDIO CITY INCORPORATED HOLDING, a Florida closely-held company with a registered address of 14400 SW 46th Court, Ocala, Florida 34473, represented by Mr. Larry D. Faw [President and Chairman] (hereafter referred to as the "Purchaser" and "Second Party"),

     WHEREIN IT IS AGREED, AS FOLLOWS:

     1. That the Seller, in order to induce the Purchaser to enter into this agreement and to keep, observe and perform the terms, provisions and conditions thereof on the part of the Purchaser, hereby represent and warrant to the
Purchaser:

          (a) That CVT Corporation of America is an inactive New York public stock corporation which can be reactivated, and,

          (b) That no action at law or in equity, and no other proceeding whatsoever, has ever been instituted against CVT Corporation of America, nor is any action or proceeding now pending, to dissolve CVT Corporation of America, nor is any action or proceeding now pending, to dissolve CVT Corporation of America, or to declare its corporate rights, powers, franchises or privileges, or any of them, to be null and void, or to declare that it, or its Board of Directors, or any of its directors, officers, agents or employees, privileges, have exceeded or violated any of its corporate rights, powers, franchises or privileges, or to obtain any decree, order, judgment or other judicial declaration or ruling that will or may impair, impede or detract from any of the corporate rights, powers, franchises or privileges, or any of them, now vested in CVT Corporation of America, and,

          (c) That the original certificate of incorporation of CVT Corporation of America has never been amended, changed, modified or altered in any manner or form whatsoever, and that no proceeding or proceedings has or have ever been instituted, or ever been authorized to be instituted, for the purpose of amending, changing, modifying or altering the certificate of incorporation in any manner or form whatever, and,

          (d) That CVT Corporation of America has an authorized capital stock of forty million (40,000,000) shares of common stock with a par value of $.002 each, all fully paid and nonassessable, that denoted in the companies balance sheet of February 28, 1987, eight million eight hundred seventy thousand, seven hundred and fifty shares (8,870,750) of common stock have been issued and four million five hundred thousand (4,500,000) shares of common stock warrants are now outstanding, and that the Seller has a minimum of twenty-six million six hundred twenty-nine thousand two hundred fifty (26,629,250) shares of common stock classified as Capital or Treasury Stock authorized and unissued, and,

          (e) That CVT Corporation of America has duly paid any and all original franchise or annual corporation taxes, imposts, duties or charges, levied, assessed or imposed upon it, or upon any of its property, of whatsoever kind and description, except as denoted below in this document:

               (i) That CVT Corporation of America is currently classified as inactive and is "in arrears" for payment of the New York State Corporation and Franchise Fees, which are approximately $3,000, and,

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     (f)  That all income taxes, unemployment, social security, occupancy, and all other taxes, duties or charges levied, assessed or imposed upon CVT Corporation of America by the United States of America, or any state or governmental subdivision of either, have been duly paid, and that all income reports and/or other reports required by any law or regulation, have been duly filed by CVT Corporation of America, except as denoted below in this document:

          (i) That CVT Corporation of America having been inactive has not filed the appropriate documents with the Securities and Exchange Commission which includes but is not limited to 10-K, 10-Q, Post Effective Amendments, Audited Financial Statements, and,

     2.   That the Seller further represents and warrants:

     (a) That annexed hereto, marked "Exhibit A", and made a part of this agreement, is the last schedule containing a correct and accurate balance sheet of CVT Corporation of America, showing all of its assets and liabilities as of February 28, 1987, and that there has been no substantial change in the financial condition of CVT Corporation of America since the 28th day of February, 1987, except it being expressly understood that there is no operating capital in CVT Corporation of America, and its assets and liabilities are directly reflected by its ownership of patent rights, and, it being expressly understood that all liabilities and debts of CVT Corporation of America are as follows:

          (i)    ConEdision Utilities - $1,300.00
          (ii)   Continental Transfer - $1,000.00
          (iii)  State of New York/Franchise Fees - $3,000
          (iv)   Ron Como & Associates, Inc. - $26,654.09
          (v)    Legal Costs - $7,500.00

     (b) That the books of account of CVT Corporation of America as presented by certified audited statements as of February 28, 1993 are correct as of that date, and that all moneys due, or to become due, from or to CVT Corporation of America, by reason of any matter, cause, thing or transaction whatsoever, have been duly entered therein, and that the Seller agrees to save and hold harmless the Studio City Incorporated Holding from any and all moneys due, or to become due, by reason of any manner whatsoever, initiated or accrued prior to the date hereof, in respect of which no entry has been made in any of the books of account of CVT Corporation of America, except as denoted in this document.
     (c) That the minute book of CVT Corporation contains a complete and accurate record of any and all meetings and/or proceedings and/or actions of the stockholders and/or of the Board of Directors of CVT Corporation of America, and the Seller covenants to save and hold harmless Studio City Incorporated Holding from any and all claims, and suits, arising out of any matter whatsoever, initiated or accrued prior to the date hereof, in respect of which an entry has not been made in the minute book of CVT Corporation of America.

     3. That the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller all of the authorized, issued and unissued Capital and Treasury Stock and applicable Stock Warrants of CVT Corporation of America which amounts to a minimum number of twenty-six million six hundred twenty-nine thousand two hundred and fifty (26,629,250) shares of common stock of CVT Corporation of America, together with all dividends, incomes and issues therefrom, and all rights of preemption, for the sum equal to the costs of reactivating the company and the assumption of all liabilities and debts as denoted in Section 2(a)(i,ii,iii,iv,v) of this document, with the exception of liabilities pertaining to contracts and original performance agreements relating to the companys patent rights.



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     4.  (a)  That, at the time of the closing herein provided, the Seller, shall execute a document stating that all authorized, issued and/or unissued stock ownership is being transferred to Purchaser, and, endorse in blank the certificate or certificates representing all of these shares in CVT Corporation of America, and shall deliver them to the Purchaser, together with all State and Federal transfer tax stamps affixed, if applicable.

         (b) That, at the time of the closing, the Seller shall deliver to the Purchaser the following:

              (1) The minute book, stock certificate and transfer book, corporate seal, together with all books of account, agreements, documents and all other instruments of, or relating to, CVT Corporation of America.

              (2) The written resignation of each and every director and officer of CVT Corporation of America, which shall be expressed to be effective immediately.

              (3) The call and waiver of notice of a special meeting of the Board of Directors of CVT Corporation of America, designating a meeting of Board of Directors to be held at the office of the attorney of the Purchaser, at the time and place of the closing set forth in paragraph "6", or, as designated by the Purchaser.

              (4) An assignment, affidavit and estoppel certificate, in the form set forth in "Exhibit A", executed by the Seller.

         (c) That, at the time and place of holding such meeting of the Board of Directors, as provided in subsection "(3)" of subparagraph "(b)" of this paragraph, all of the directors shall be present in person or provide a notarized written statement, that at such meeting, shall accept the resignations in rotation, and upon the acceptance of each resignation, the remaining members of the Board of Directors of CVT Corporation of America shall elect, in the place of the director whose resignation has been accepted, such person as may be nominated by the Purchaser.

         (d) That all proceedings of the meeting of the Board of Directors and the form and contents of all instruments to be delivered hereunder, shall be subject to the approval of counsel of the Purchaser.

     5.  That the Seller covenants and agrees that at the time of closing:
         (a) There will no change in the financial condition of said CVT Corporation of America, as set forth in its balance sheet since the date thereof, except such as may occur in the ordinary and regular conduct of its business.

         (b) CVT Corporation of America will not have any contract for personal services to be rendered, except such as may have been made in the ordinary and regular course of its business, or unless directly specified in this document.

         (c) CVT Corporation of America will not have any contract, purchase, or sale during this period.

         (d) That, between the date of this agreement and the date of the closing (both dates inclusive), CVT Corporation of America will not declare or pay any dividend, or authorize or pay any other distribution on its stock or otherwise sell any shares of common or preferred interests or subordinate the company in any manner.

         (e) That no action or actions, suit or suits, proceeding or proceedings, affecting or involving CVT Corporation of America, except the actions set forth in this document.

     6.  That the closing hereunder shall take place in the following manner:
         (a) On December 7, 1993, the Purchaser shall pay two thousand dollars ($2,000) to Mr. John Lowy, Attorney at Law, the Securities Attorney representing the Purchaser.


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         (b)  Within ninety days of the execution of this agreement that the sums calculated in Section 2(a) (i,ii,iii) shall be completed.

         (c) Within one hundred and twenty days of the execution of this agreement that the sum calculated in Section 2(a)(v) shall be completed.

         (d) Within one year of the execution of this agreement that the sum calculated in Section 2(a)(iv) shall be satisfied.

         (e) That upon the execution of this agreement and the payment allocation as denoted in Section 6(a) is completed, then the purchase of CVT Corporation of America and its authorized, issued and unissued Capital/Treasury common stock denoted in this agreement become under the ownership of the Purchaser, and, any and all outside agreements between Mr. Bernard C. Stritt and Mr. Dominic Berrello [principal stockholders] are outside the realm of this agreement, and all subsequent obligations are separate from the intent and execution of this purchase agreement.

     7. That the certificates of stock, assignment, affidavit of title, estoppel certificate, and all of the other books and documents referred to, shall be delivered at such time and place convenient to the Purchaser.


     8. That it is expressly agreed that the shares of stock are public stock, currently inactive, however, trading does still continue upon the "pink sheets" or "over the counter" on a limited basis, which does not require transfer agent activity, and both parties agree that, for a breach of any of the terms, provisions and conditions of this agreement, the aggrieved party shall be entitled to a judgment in equity compelling specific performance of this agreement.

     9. That the representations, warranties, covenants, agreements and guaranties contained herein, on the part of the Seller, shall be deemed and construed to be continuing representations, warranties, covenants, agreements and guaranties that shall survive the delivery of the shares of stock and ownership of CVT Corporation of America.

    10. That this agreement shall bind the respective parties hereto, and each of their respective executors, administrators, successors and assigns.

The signature of Mr. Larry D. Faw is witnesseth and dated, December 14, 1993 in Ocala, Marion County, Florida 34473.

/s/ Studio City Incorporated Holding
--------------------------------------
Studio City Incorporated Holding

/s/ Larry D. Faw
--------------------------------------
Larry D. Faw, Chairman/President


Witnesseth by: /s/ Doris A. Hefler
Notary Public in the State of Florida              NOTARY PUBLIC
                                             STATE OF FLORIDA AT LARGE
My commission expires:                         MY COMMISSION EXPIRES
Notary seal and information:                     OCTOBER 21, 1999


The signature of Mr. Bernard C. Stritt is witnesseth and dated, 12-17, 1993 in Nanuet, N.Y.


/s/ CVT Corp. of America
--------------------------------------
CVT Corporation of America

/s/ Bernard C. Stritt
--------------------------------------
Bernard C. Stritt, Chairman/President


Witnesseth by: /s/ Irene Cronk                          IRENE CRONK
Notary Public in the State of New York        NOTARY PUBLIC, STATE OF NEW YORK
                                                        [ILLEGIBLE]
My commission expires:                           QUALIFIED IN ORANGE COUNTY
Notary seal and information:                            [ILLEGIBLE]



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